UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 28, 2021

TPG PACE TECH OPPORTUNITIES CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39595	98-1499860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Commerce St., Suite 3300 Fort Worth, Texas	76102
(address of principal executive offices)	(zip code)

(212) 405-8458

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-fifth of one redeemable warrant	PACE.U	The New York Stock Exchange
Class A ordinary shares, par value $0.0001 per share	PACE	The New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	PACE WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

Business Combination Agreement

On January 28, 2021, TPG Pace Tech Opportunities Corp., a Cayman Islands exempted company (the “Company” or “TPG Pace”), TPG Pace Tech Merger Sub LLC, a Delaware limited liability company (“Nerdy Merger Sub”), TCV VIII (A) VT, Inc., a Delaware corporation (“TCV Blocker”), LCSOF XI VT, Inc., a Delaware corporation (“Learn Blocker” and, together with TCV Blocker, the “Blockers”), TPG Pace Blocker Merger Sub I Inc., a Delaware corporation (“Blocker Merger Sub I”), TPG Pace Blocker Merger Sub II Inc., a Delaware corporation (“Blocker Merger Sub II” and, together with Blocker Merger Sub I, the “Blocker Merger Subs” and, together with Nerdy Merger Sub, the “Merger Subs”), Live Learning Technologies LLC, a Delaware limited liability company (“Nerdy”), and, solely for the purposes described therein, certain entities affiliated with the Blockers (“Blocker Holders”) entered into a Business Combination Agreement (the “Business Combination Agreement,” and the transactions contemplated thereby, the “Business Combination”), pursuant to which, among other things and subject to the terms and conditions contained therein:

(a) Pursuant to the Business Combination Agreement, on the date (the “Closing Date”) of closing of the Business Combination (the “Closing”), prior to the Effective Time (as defined in the Business Combination Agreement), (i) TPG Pace will change its jurisdiction of incorporation by deregistering as a Cayman Islands exempted company and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (the “Domestication”), upon which TPG Pace will change its name to “Nerdy Inc.” (“New Nerdy”), and (ii) Nerdy will cause each outstanding class of preferred units and the Nerdy profits units to be automatically converted into Nerdy common units (subject to applicable vesting requirements).

(b) Nerdy Merger Sub will merge with and into Nerdy (the “Merger”), with Nerdy surviving the Merger. Pursuant to the Merger, (i) each holder of Nerdy common units (other than the Blockers) will exchange its Nerdy common units for (A) certain cash consideration, (B) either (x) certain limited liability company units in Nerdy (“OpCo Units”), subject to applicable vesting requirements, and an equivalent number of shares of the Company’s class B common stock, par value $0.0001 per share (“Class B Common Stock”), or (y) certain shares of the Company’s class A common stock, par value $0.0001 per share (“Class A Common Stock” and, together with Class B Common Stock, “Common Stock”)), and (C) (x) certain Nerdy warrants to purchase OpCo Units at an exercise price of $11.50 (the “OpCo Warrants”) or (y) certain Company warrants to purchase shares of Class A Common Stock at an exercise price of $11.50 (“Pace Warrants”) and (ii) each holder of unit appreciation rights under the Nerdy 2016 U.S. Unit Appreciation Rights Plan and the 2016 Canadian Unit Appreciation Rights Plan will exchange all such unit appreciation rights for either (1) corresponding stock appreciation rights in New Nerdy or (2) certain cash consideration. The holders of Nerdy common units (other than the Blockers) will also receive the rights set forth in the Tax Receivable Agreement (as defined below).

(c) (i) Immediately following the Merger, Blocker Merger Sub I will merge with and into TCV Blocker, with TCV Blocker surviving such merger, and (ii) immediately thereafter, Blocker Merger Sub II will merge with and into Learn Blocker, with Learn Blocker surviving such merger (such mergers in clauses (i) and (ii), each a “Reverse Blocker Merger” and, together, the “Reverse Blocker Mergers”), and (iv) immediately following the Reverse Blocker Mergers, each surviving Blocker will merge with and into the Company (one after another) (each a “Direct Blocker Merger” and, together, the “Direct Blocker Mergers” and, together with the Reverse Blocker Mergers, the “Blocker Mergers”), with the Company surviving each Direct Blocker Merger. Each holder of equity interests in the Blockers will exchange such equity interests in the Reverse Blocker Mergers for (A) certain cash consideration, (B) certain shares of Class A Common Stock and (C) certain Pace Warrants.

(d) Immediately following the Blocker Mergers and in connection with the Closing, the Company will contribute all of its assets (other than the OpCo Units it then holds) to Nerdy in exchange for a number of additional OpCo Units and a number of OpCo Warrants, such that the Company will hold a number of OpCo Units equal to the total number of shares of Class A Common Stock and a number of OpCo Warrants equal to the total number of Pace Warrants, in each case, issued and outstanding immediately after giving effect to the Business Combination. The aggregate consideration to be paid to the holders of Nerdy equity (including the owners of the Blockers with respect to their indirect interest in the Nerdy equity) is based on an enterprise value of $1,250,000 (subject to certain debt related adjustments) and shall consist of (i) an amount of cash equal to the excess of the amount of available cash over $250,000,000 (but not to exceed $388,200,000), plus (ii) equity consideration valued at $10.00 per share in respect of the remaining portion of Nerdy’s enterprise value after deducting the cash consideration in clause (i), plus (iii) certain OpCo Warrants or Pace Warrants, as applicable, plus (iv) the Earnout (as defined below), if payable.

Following the Closing, the combined company will be organized in an “Up-C” structure, and TPG Pace’s only direct assets will consist of OpCo Units and OpCo Warrants. Immediately following the Closing, TPG Pace is expected to own approximately 49% of the OpCo Units and approximately 87% of the OpCo Warrants, and will control Nerdy as the managing member of Nerdy in accordance with the terms of the Second Amended and Restated Limited Liability Company Agreement of Nerdy to be entered into in connection with the Closing (the “OpCo LLC Agreement”). The amount of cash to be contributed by TPG Pace to Nerdy at the Closing of the Business Combination is estimated to be approximately $265 million.

In addition to the consideration described above, for a period of five years from the Closing Date, the existing holders of Nerdy equity will be entitled to vest in an aggregate of up to 4 million additional issued (i) shares Class A Common Stock or (ii) OpCo Units (and a corresponding number of Class B Common Stock), as applicable, in earn-out consideration based on the achievement of certain stock price thresholds (the “Earnout”).

Representations, Warranties and Covenants

The Business Combination Agreement contains customary representations and warranties by the parties thereto, as more particularly set forth in the Business Combination Agreement. The Business Combination Agreement also contains customary pre-Closing covenants of the parties, including the obligation of Nerdy, TPG Pace and their respective subsidiaries to conduct their respective businesses in the ordinary course and to refrain from taking certain specified actions, subject to certain exceptions, without the prior written consent of certain counterparties to the Business Combination Agreement.

Conditions to the Parties’ Obligations to Consummate the Business Combination

Under the Business Combination Agreement, the obligations of the parties to consummate the transactions contemplated thereby are subject to a number of conditions to Closing, including the following: (i) the requisite approval by TPG Pace’s stockholders and the holders of Nerdy membership interests; (ii) the absence of specified adverse laws, injunctions or orders; (iii) the Class A Common Stock has been accepted for listing on the New York Stock Exchange (the “NYSE”) or another national securities exchange mutually agreed to by the parties; (iv) TPG Pace shall have completed the Domestication; (v) TPG Pace has net tangible assets of at least $5,000,001; and (vi) the Company’s proxy statement/prospectus related to the Business Combination has been declared effective by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), no stop order suspending the effectiveness of such proxy statement/registration statement is in effect, and no proceedings for purposes of suspending the effectiveness of such proxy statement/registration statement have been initiated or threatened by the SEC. In addition, as applicable, as further conditions to the obligations of the parties to consummate the Closing, (a) the representations and warranties of (x) Nerdy and the Blockers, with respect to the obligations of TPG Pace and the Merger Sub and (y) TPG Pace and the Merger Subs, with respect to the obligations of Nerdy and the Blockers, must be true and correct, subject to the materiality standards contained in the Business Combination Agreement; (b) (x) Nerdy and the Blockers, with respect to the obligations of TPG Pace and the Merger Sub, and (y) TPG Pace and the Merger Subs, with respect to the obligations of Nerdy and the Blockers, must have materially complied with their respective covenants under the Business Combination Agreement; (c) the other parties must have delivered the documents and other items required to be delivered by such parties at the Closing; (d) no (x) Company Material Adverse Effect (as defined in the Business Combination Agreement) has occurred, as a condition to the obligations of TPG Pace and Merger Subs, or (y) Pace Material Adverse Effect (as defined in the Business Combination Agreement) has occurred, as a condition to the obligations of Nerdy or the Blockers. Further, the obligations of Nerdy shall be subject to the condition that TPG Pace have at least $250 million of Available Cash (as defined in the Business Combination Agreement) at Closing.

Lock-Up

The Business Combination Agreement provides that, with respect to Class A Common Stock and Pace Warrants held by the Blocker Holders, the Blocker Holders shall be restricted from transferring such securities until the six-month anniversary of the Closing. Any holder of Nerdy’s securities who receives Class A Common Stock in connection with the Business Combination is also obligated to enter into an agreement with TPG Pace agreeing to identical restrictions described in the foregoing that are contained in the Business Combination Agreement. Additionally, members receiving OpCo Units have agreed pursuant to the OpCo LLC Agreement not to exercise their redemption rights with respect to such OpCo Units until the six-month anniversary of Closing.

Termination Rights

The Business Combination Agreement may be terminated at any time prior to the Closing (i) by mutual written consent of TPG Pace and Nerdy, (ii) by TPG Pace or Nerdy upon the occurrence of any of the following: (a) if the Closing of the Business Combination Agreement has not occurred prior to the date that is 180 days after the date of the Business Combination Agreement (the “Outside Date”), unless extended pursuant to the Business Combination Agreement, provided however, that the Business Combination Agreement may not be terminated by or on behalf of any party that is either directly or indirectly through its affiliates in breach or violation of any representation, warranty, covenant, agreement or obligation contained in the Business Combination Agreement and such breach is the cause of the failure of a condition to the parties’ obligation to close; (b) if any governmental entity has enacted, issued, promulgated, enforced or entered any injunction, order decree ruling that has become final and nonappealable and has the effect of making consummation of the Business Combination illegal or otherwise preventing or prohibiting the consummation of the Business Combination Agreement; or (c) if at the final adjournment of the extraordinary general meeting of the shareholders, any of the Pace Proposals (as defined in the Business Combination Agreement) fails to receive the requisite vote for approval, (iii) by TPG Pace in the event any representation, warrant, covenant or agreement by Nerdy or the Blockers has been breached or has become untrue such that the conditions to Closing would not be satisfied, provided however, that TPG Pace has not waived such breach and that TPG Pace is not then in breach of its representations, warranties, covenants or agreements under the Business Combination Agreement so as to cause a condition to Closing to fail; provided, further, that if such breach is curable by Nerdy, TPG Pace may not terminate for so long as Nerdy continues to exercise its reasonable efforts to cure such breach, unless such breach is not cured by the earlier of 30 days after notice of such breach and the Outside Date, or (iv) by Nerdy in the event any representation, warrant, covenant or agreement by TPG Pace or the Merger Subs has been breached or has become untrue such that the conditions to Closing would not be satisfied, provided however, that Nerdy has not waived such breach and that TPG Pace is not then in breach of its representations, warranties, covenants or agreements under the Business Combination Agreement so as to cause a condition to Closing to fail; provided, further, that if such breach is curable by TPG Pace, Nerdy may not terminate for so long as TPG Pace continues to exercise its reasonable efforts to cure such breach, unless such breach is not cured by the earlier of 30 days after notice of such breach and the Outside Date.

The foregoing description of the Business Combination Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Business Combination Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Transaction Support Agreement

Concurrently with the execution of the Business Combination Agreement, the Company and various holders of Nerdy equity (the “Nerdy Unitholders”) each entered into a Transaction Support Agreement (collectively, the “Transaction Support Agreements”), pursuant to which each Nerdy Unitholder agreed to, among other things, (i) vote in favor of the Business Combination Agreement and the transactions contemplated thereby, (ii) irrevocably appoint the Company or any individual designated by the Company as such Nerdy Unitholder’s agent, attorney-in-fact and proxy to attend on behalf of such Nerdy Unitholder any meeting of the Company’s shareholders with respect to the Business Combination and (iii) be bound by certain other covenants and agreements related to the Business Combination.

The foregoing description of the Transaction Support Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the form of Transaction Support Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Stockholders Agreement

Concurrently with the execution of the Business Combination Agreement, the Company, (i) TPG Pace Tech Opportunities Sponsor, Series LLC (“Sponsor”), (ii) TCV VIII (A) VT, Inc. and TCV VIII (A), L.P. (together, “TCV”), (iii) LCSOF XI VT, Inc, Learn Capital Special Opportunities Fund XIV, L.P., Learn Capital Special Opportunities Fund XV, L.P., Learn Capital Special Opportunities Fund X, L.P., Learn Capital Special Opportunities Fund XI, L.P., Learn Capital Special Opportunities Fund XII, L.P., Learn Capital Special Opportunities Fund XIII,

L.P. and Learn Capital Special Opportunities Fund XVI, L.P. (A), L.P. (collectively, “Learn Capital”) and (iv) Cohn Investments, LLC and Charles K. Cohn VT Trust U/A/D May 26, 2017 (together, “Cohn”) entered into the Stockholders Agreement, which governs certain rights and obligations of the parties.

Pursuant to the Stockholders Agreement, the board of directors of New Nerdy (the “New Nerdy Board”) appointed at the Closing will be, subject to certain exceptions, comprised of seven members, divided into three classes, comprised of three directors nominated by Cohn (each, a “Cohn Director Designee”); one director designated by Learn Capital (the “Learn Director Designee”); one director designated by TCV (the “TCV Director Designee”); one director designated by Sponsor (the “Sponsor Director Designee”) and one director mutually agreed to by Sponsor and Cohn who meets certain diversity and independence standards. The New Nerdy Board shall be comprised initially of the following members:

Class I:	Charles Cohn (a Cohn Director Designee), who will also serve as New Nerdy’s Chief Executive Officer, and Greg Mrva (TPG Pace’s President and the Sponsor Director Designee)

Class II:	Rob Hutter (Learn Director Designee) and Woody Marshall (TCV Director Designee)

Class III:	Cathy Beaudoin (a Cohn Director Designee), Erik Blachford (a Cohn Director Designee), and the Mutual Director

All members of the New Nerdy Board shall be independent under the listing rules of the NYSE other than up to one director nominated by Cohn. Any Learn Director Designee, TCV Director Designee or Sponsor Director Designee shall be subject to the consent of Cohn, which consent shall not be unreasonably withheld.

Cohn will continue to have the right to designate three directors as long as he owns at least 30% of the number of shares of Common Stock owned by Cohn at Closing, calculated in accordance with the terms of the Stockholders Agreement (the “Initial Cohn Share Ownership”). Cohn’s nomination rights will be reduced to two directors (one of whom must be independent under the listing rules of the NYSE) and then one director when Cohn and its affiliates hold generally between 20% and 30% and then between 10% and 20%, respectively, of the Initial Cohn Share Ownership. Further, to the extent Cohn and its affiliates’ ownership falls below such 10% threshold but Charles Cohn continues to serve as New Nerdy’s Chief Executive Officer, Charles Cohn shall be entitled to be nominated as a director to the New Nerdy Board. The nomination rights of each of Sponsor, Learn Capital and TCV will continue for so long as it and its affiliates generally hold at least 50% of the Common Stock such party holds at the Closing, calculated in accordance with the terms of the Stockholders Agreement. Additionally, for so long as Sponsor has the right to appoint one member to the New Nerdy Board, it shall also have the right to appoint one (1) non-voting observer to the New Nerdy Board, who shall initially be Karl Peterson, the Company’s Non-Executive Chairman and Director.

In addition, the Stockholders Agreement provides, among other things, that committee assignments on the New Nerdy Board shall be mutually agreed upon by Sponsor and Cohn.

The foregoing description of the Stockholders Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Stockholders Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Subscription Agreements

In connection with its entry into the Business Combination Agreement, the Company entered into the Subscription Agreements with certain qualified institutional buyers and accredited investors (collectively, the “Investors”), pursuant to which, among other things, the Investors agreed to subscribe for and purchase, and the Company agreed to issue and sell to the Investors, an aggregate of 15,000,000 newly issued shares of Class A Common Stock for gross proceeds of approximately $150,000,000. The proceeds from the Private Placement will be used to fund a portion of the cash consideration required to effect the Business Combination and for general company purposes. The Private Placement is contingent upon, among other things, the Closing of the Business Combination, and is expected to close concurrently with, the Business Combination.

Pursuant to the Subscription Agreements, the Investors will be entitled to certain registration rights, subject to customary black-out periods and other limitations as set forth therein.

The foregoing description of the Subscription Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the form of Subscription Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Agreements to be Executed at Closing

The Business Combination Agreement also contemplates the execution by the parties of various agreements at the Closing, including, among others, the below.

OpCo LLC Agreement

On the Closing Date, OpCo, the Company and the other members named therein will enter into the OpCo LLC Agreement. The OpCo LLC Agreement will provide for a redemption right with respect to the vested OpCo Units, pursuant to which each vested OpCo Unit will be redeemable, subject to certain limitations, for either one share of Class A Common Stock, or, at OpCo’s or the Company’s election, an equivalent amount of cash, pursuant to and in accordance with the terms of the OpCo LLC Agreement.

The foregoing description of the OpCo LLC Agreement is qualified in its entirety by reference to the full text of the form of OpCo LLC Agreement, a copy of which is included as Exhibit E to the Business Combination Agreement, filed as Exhibit 2.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Tax Receivable Agreement

Concurrently with the Closing of the Business Combination, New Nerdy will enter into a Tax Receivable Agreement (the “Tax Receivable Agreement”) with certain holders of Nerdy OpCo Units (the “TRA Holders”). The Tax Receivable Agreement generally will provide for the payment by New Nerdy to the TRA Holders of 85% of the net cash savings, if any, in U.S. federal, state and local income tax that New Nerdy actually realizes in periods after the Business Combination as a result of: (i) certain increases in tax basis that occur as a result of (A) the Business Combination (including as a result of cash received in the Business Combination and debt repayment occurring in connection with the Business Combination) or (B) exercises of the redemption right set forth in the OpCo LLC Agreement; and (ii) imputed interest deemed to be paid by New Nerdy and additional basis arising from any payments under the Tax Receivable Agreement. New Nerdy will retain the benefit of the remaining 15% of these net cash savings.

If New Nerdy elects to terminate the Tax Receivable Agreement early, New Nerdy would be required to make an immediate payment to each TRA Holder (an “Early Termination Payment”) equal to the present value of the anticipated future payments to be made by New Nerdy to such TRA Holder under the Tax Receivable Agreement (based upon certain valuation assumptions and deemed events set forth in the Tax Receivable Agreement) and the aggregate amount of such payments is expected to be substantial. If a change of control occurs, the Tax Receivable Agreement will remain in effect with respect to each TRA Holder (provided that certain valuation assumptions, including that there will be sufficient income to utilize all tax attributes covered by the Tax Receivable Agreement, will be utilized to determine the payments to be made under the Tax Receivable Agreement), unless such TRA Holder elects (or the representative of the TRA Holders causes all of the TRA Holders to be deemed to have made such an election) to receive its Early Termination Payment in connection with the change of control transaction.

The foregoing description of the Tax Receivable Agreement is qualified in its entirety by reference to the full text of the form of Tax Receivable Agreement, a copy of which is included as Exhibit H to the Business Combination Agreement, filed as Exhibit 2.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Registration Rights Agreement

Concurrently with the Closing of the Business Combination, New Nerdy will enter into a Registration Rights Agreement (the “Registration Rights Agreement”) with certain holders of Class A Common Stock and Pace Warrants (the “Holders”), pursuant to which New Nerdy will be obligated, subject to the terms thereof and in the manner contemplated thereby, to register for resale under the Securities Act, all or any portion of the shares of Class A Common Stock and Pace Warrants held by the Holders as of the date of the Registration Rights Agreement, and that they may acquire thereafter, including upon the conversion, exchange or redemption of any other security therefor, including any shares of Class A Common Stock or OpCo Units (and a corresponding number of shares of Class B Common Stock) received in the Earnout or issuable upon conversion of the securities received in the Earnout (the

“Registrable Securities”). New Nerdy will agree use commercially reasonable efforts to file a registration statement covering the Registrable Securities held by the Holder within 30 days after the Closing. New Nerdy will also provide certain Holders with certain customary demand registration rights. Under the Registration Rights Agreement, the Holders will also have “piggyback” registration rights that allow them to include their Registrable Securities in certain registrations initiated by New Nerdy until such Holders hold less than $10 million of Registrable Securities. Subject to customary exceptions, Holders will also have the right to request one or more underwritten offerings of Registrable Securities. If the sale of registered securities under a registration statement would require disclosure of certain material information not otherwise required to be disclosed, New Nerdy may postpone the effectiveness of the applicable registration statement or require the suspension of sales thereunder. New Nerdy may not delay or suspend a registration statement on more than two occasions or for more than 60 consecutive calendar days or more than 90 total calendar days, in each case, during any twelve-month period. The Registration Rights Agreement shall replace the registration rights agreement entered by the Company in connection with its initial public offering.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by the terms of the form of Registration Rights Agreement, a copy of which is included as Exhibit D to the Business Combination Agreement, filed as Exhibit 2.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K under “Business Combination Agreement” is incorporated by reference herein. Pursuant to the Business Combination Agreement (including the Earnout), the Company is required, subject to the conditions set forth therein, to issue certain shares of Common Stock and OpCo Units to the applicable parties. The shares of Common Stock and OpCo Units to be issued will not be registered under the Securities Act, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K under “Subscription Agreements” is incorporated by reference herein. The shares of Class A Common Stock to be issued pursuant to the Subscription Agreements will not be registered under the Securities Act, in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 7.01	Regulation FD Disclosure

On January 29, 2021, the Company and Nerdy announced in a joint press release that they had entered into the Business Combination Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto.

On January 29, 2021, the Company provided information regarding the proposed Business Combination in an investor presentation, a copy of which is furnished as Exhibit 99.2 hereto.

The information furnished in this Item 7.01 (including the exhibits) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act or the Exchange Act.

Item 8.01	Other Events

Waiver Agreement

Concurrently with the execution of the Business Combination Agreement, the Company, Sponsor and each holder of Class F ordinary shares of the Company, par value $0.0001 per share (the “Class F Shares”) entered into the Waiver Agreement (the “Waiver Agreement”), pursuant to which such holders of Class F Shares agreed to waive their respective rights to receive certain shares of Class A Common Stock in connection with the closing of the Business Combination, among other items. In particular, pursuant to the Waiver Agreement, the holders of Class F Shares have agreed to waive the receipt of certain shares of Class A Common Stock that would otherwise result in connection with the purchases of Class A Common Stock under the Subscription Agreements from the application of a provision (the “Adjustment Provision”) of the Company’s proposed certificate of incorporation to be adopted in connection with the Domestication that would otherwise provide for an issuance of shares in order for the holders of Class F Shares to maintain 20% of outstanding shares. Holders of Class F Shares have also agreed to waive such adjustment with respect to issuances over an aggregate of 15,000,000 shares of Class A Common Stock (“FPA Excess Shares”) contemplated to be issued in connection with certain forward purchase agreements (the “Forward Purchase Agreements”) that would otherwise result from the application of the Adjustment Provision.

In addition, the Waiver Agreement provides that (i) holders of Class F Shares agreed to forfeit for no consideration a number of shares of Class A Common Stock equal to the number of shares of Class A Common Stock issued pursuant to certain Forward Purchase Agreements over an aggregate of 15,000,000 shares of Class A Common Stock, (ii) such holders of Class F Shares agreed to forfeit for no consideration 2,000,000 shares of Class A Common Stock, which shares of Class A Common Stock will be immediately cancelled upon the closing, and (iii) Sponsor agreed to forfeit for no consideration 2,444,444 warrants of the Company that will be immediately cancelled upon the closing. Sponsor further agreed to subject 4,000,000 shares of Class A Common Stock following the closing to potential forfeiture based on the achievement of certain stock price thresholds consistent with the Earnout.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description of Exhibits

2.1*	Business Combination Agreement, dated as of January 28, 2021, by and among TPG Pace Tech Opportunities Corp., TPG Pace Tech Merger Sub LLC, TCV VIII (A) VT, Inc., LCSOF XI VT, Inc., TPG Pace Blocker Merger Sub I Inc., TPG Pace Blocker Merger Sub II Inc., Live Learning Technologies LLC, and, solely for the purposes of specified therein, each of Learn Capital Special Opportunities Fund X, L.P., Learn Capital Special Opportunities Fund XI, L.P., Learn Capital Special Opportunities Fund XII, L.P., Learn Capital Special Opportunities Fund XIII, L.P., Learn Capital Special Opportunities Fund XVI, L.P., and TCV VIII (A), L.P.

10.1	Form of Transaction Support Agreement, dated as of January 28, 2021, by and between TPG Pace Tech Opportunities Corp and the parties named therein.

10.2	Stockholders Agreement, dated as of January 28, 2021, by and among TPG Pace Tech Opportunities Corp., each of (i) TPG Pace Tech Opportunities Sponsor, Series LLC, (ii) TCV VIII (A) VT, Inc. and TCV VIII (A), L.P., (iii) LCSOF XI VT, Inc, Learn Capital Special Opportunities Fund XIV, L.P., Learn Capital Special Opportunities Fund XV, L.P., Learn Capital Special Opportunities Fund X, L.P., Learn Capital Special Opportunities Fund XI, L.P., Learn Capital Special Opportunities Fund XII, L.P., Learn Capital Special Opportunities Fund XIII, L.P. and Learn Capital Special Opportunities Fund XVI, L.P. (A), L.P and (iv) Cohn Investments, LLC and Charles K. Cohn VT Trust U/A/D May 26, 2017.

10.3	Form of Subscription Agreement, dated as of January 28, 2021, by and between TPG Pace Tech Opportunities Corp. and the subscribers named therein.

99.1	Press Release, dated January 29, 2021.

99.2	Investor Presentation, dated January 29, 2021.

*	Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the SEC upon request.

Legend Information

Forward-Looking Statements

The information included herein and in any oral statements made in connection herewith include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of present or historical fact included herein, regarding the proposed business combination, TPG Pace’s ability to consummate the transaction, the benefits of the transaction and TPG Pace’s future financial performance following the transaction, as well as TPG Pace’s strategy, future operations, financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used herein, including any oral statements made in connection herewith, the words “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, TPG Pace disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date hereof. TPG Pace cautions you that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of TPG Pace. These risks include, but are not limited to, (1) the inability to complete the transactions contemplated by the proposed business combination; (2) the inability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, competition, and the ability of the combined business to grow and manage growth profitably; (3) any inability of Nerdy to adequately protect its intellectual property; (4) any security breaches, loss of data or other disruptions; (5) any loss of key employees, including Nerdy’s founder and Chief Executive Officer; (6) effects on TPG Pace’s public securities’ liquidity and trading; (7) the market’s reaction to the proposed business combination; (8) the lack of a market for TPG Pace’s securities; (9) TPG Pace’s financial performance following the proposed business combination; (10) costs related to the proposed business combination; (11) changes in applicable laws or regulations; (12) the possibility that the novel coronavirus (“COVID-19”) may hinder TPG Pace’s ability to consummate the business combination; (13) the possibility that COVID-19 may adversely affect the results of operations, financial position and cash flows of TPG Pace or Nerdy; (14) the possibility that TPG Pace or Nerdy may be adversely affected by other economic, business, and/or competitive factors; and (15) other risks and uncertainties indicated from time to time in documents filed or to be filed with the SEC by TPG Pace. Should one or more of the risks or uncertainties described herein and in any oral statements made in connection therewith occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact TPG Pace’s expectations and projections can be found in TPG Pace’s initial public offering prospectus, which was filed with the SEC on October 8, 2020. In addition, TPG Pace’s periodic reports and other SEC filings are available publicly on the SEC’s website at www.sec.gov.

No Offer or Solicitation

This Current Report on Form 8-K is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer or securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except in a transaction exempt from registration under the Securities Act or by means of a prospectus meeting the requirements of Section 10 of the Securities Act, and applicable regulations in the Cayman Islands.

Important Information For Investors and Shareholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.

In connection with the proposed business combination, TPG Pace will file a registration statement on Form S-4 and the related proxy statement/prospectus with the SEC. Additionally, TPG Pace will file other relevant materials with the SEC in connection with the proposed business combination. The materials to be filed TPG Pace with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. Investors and security holders of TPG Pace are urged to read the proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed business combination because they will contain important information about the business combination and the parties to the business combination.

Participants in the Solicitation

TPG Pace, Nerdy and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies of TPG Pace’s shareholders in connection with the proposed business combination. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of TPG Pace’s executive officers and directors in the solicitation by reading TPG Pace’s initial public offering prospectus, which was filed with the SEC on October 8, 2020, and the proxy statement and other relevant materials filed with the SEC in connection with the business combination when they become available. Other information concerning the interests of participants in the solicitation, which may, in some cases, be different than those of their shareholders generally, will be set forth in the proxy statement/prospectus relating to the business combination when it becomes available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TPG Pace Tech Opportunities Corp.

Date: January 29, 2021	By:	/s/ Eduardo Tamraz
	Name:	Eduardo Tamraz
	Title:	Secretary